SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 3, 1998


                         CONAM REALTY INVESTORS 3 L.P.
                               formerly known as
                        HUTTON/CONAM REALTY INVESTORS 3
             (Exact name of registrant as specified in its charter)



     California                    0-11769                13-3176625
State or other jurisdiction       Commission             IRS Employer
  of incorporation                File Number          Identification No.



1764 San Diego Avenue
San Diego, CA  92110 Attn.: Robert J. Svatos              92110-1906
Address of principal executive offices                     Zip Code



Registrant's telephone number, including area code (619) 297-6771





Item 5. Other Events

ConAm Property Services IV, Ltd. ("CPS IV") and RI 3-4 Real Estate Services, Inc. ("RI 3-4") have served as co-general partners of the Partnership since its inception. On January 27, 1998, CPS IV acquired RI 3-4's co-general partner interest in the Partnership pursuant to a Purchase Agreement between CPS IV and RI 3-4 dated August 29, 1997. As a result, CPS IV now serves as the sole general partner of the Partnership. In conjunction with this transaction, the name of the Partnership has been changed from Hutton/ConAm Realty Investors 3 to ConAm Realty Investors 3, L.P. The purchase of RI 3-4's interest by CPS IV will not affect the Partnership's operations.





                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CONAM PROPERTY SERVICES IV, Ltd
                                BY:  CONTINENTAL AMERICAN DEVELOPMENT, INC.
                                     General Partner


Date:  February 3, 1998         BY:  /s/Daniel J. Epstein
                                     Director, President, and Principal
                                     Executive Officer


Date:  February 3, 1998         BY:  /s/Robert J. Svatos
                                     Chief Financial Officer